[GRAPHIC OMITTED] Russell-Stanley                Russell-Stanley Holdings, Inc.
                                                 685 Route 202/206
                                                 Bridgewater, NJ  08807-1762
                                                 Contact:   Ron Litchkowski
                                                 (908) 203-9500


                                 Press Release


       Russell-Stanley Announces Third Quarter and Year to Date Results


Bridgewater, New Jersey, October 17, 2001 - Russell-Stanley Holdings, Inc. today announced results for the third quarter and nine-month periods ended September 30, 2001.

"The continuing sluggish North American economy and the tragic events of September 11 have resulted in lower demand for industrial container products, which impacted our results during the third quarter, " said Dan Miller, President & CEO of Russell-Stanley. He further added, "While our performance comparisons trail last year, we remain sharply focused on cost reductions and efficiency gains. Combined with our continued emphasis on excellent customer service and enhanced quality, we have been able to partially temper the economic factors impacting our business."

Consolidated sales for the third quarter were $60.4 million, a 12% decline versus the third quarter of 2000. This decrease was due primarily to a planned account rationalization in the plastic services business as we transitioned this business from a drum leasing to a reconditioning business model to improve Adjusted EBITDA. In addition, we experienced unit volume softness in the containers segment, due principally to the economic effects impacting our market. Consolidated Adjusted EBITDA of $3.9 million was down $2.1 million versus last year's third quarter due primarily to the unit volume softness in the containers segment, partially offset by improved toll.

Consolidated year to date sales of $190.0 million compared to $211.1 million for the first nine months of last year. The decline was due principally to the current economic slowdown, impacting all sectors of the market, which adversely effected container unit volumes; coupled with the planned rationalization in plastic services. Year to date consolidated Adjusted EBITDA of $14.4 million (7.6% of revenues) compares to last year's $17.2 million (8.2% of revenues). The decrease is due primarily to across the board unit volume softness, which was partially offset by lower steel costs and a company-wide reduction in delivery, selling, and general & administrative expenses (D,S,G&A). The current year to date D,S,G&A reduction of $.9 million versus 2000 is a continuation of cost reduction initiatives begun in 1999. These activities have contributed savings in excess of $3.0 million annually.

Mr. Miller noted, "We recently announced our participation in the Containers America, LLC steel drum consortium. Our participation along with the five original steel drum manufacturers permits the consortium to provide exceptional customer service and the highest quality products through an expanded geographic presence. In addition we can leverage our steel business through group purchasing, improved logistics and enhanced product development. We also announced the decision to close our Allentown facility by year-end and re-deploy machine capacity in South Brunswick, NJ and the Midwest. Savings from the Allentown shutdown should approximate $1.5 to $2.0 million annually." Mr. Miller concluded, "These initiatives along with the daily execution of our strategic plan have us well positioned to take advantage of an upturn in the economy and its impact upon the industrial container market."

                                  * * * * * *


The Company has filed periodic and current reports with the Securities and Exchange Commission. For additional information regarding the Company's financial restructuring, reference should be made to Annual Report on Form 10-K for the year ended December 31, 2000; Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; Current Reports on Form 8-K filed on January 26, 2001, January 29, 2001, February 12, 2001, February 23, 2001, April 25, 2001, July 2, 2001, and July 18, 2001.


Russell-Stanley Holdings, Inc. is a leading manufacturer and marketer of plastic and steel containers and a leading provider of related container services in the United States and Canada.


This press release includes forward-looking statements for the purposes of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and assumptions about future events. Although we believe our expectations and assumptions are reasonable, we cannot assure you that our expectations and assumptions will prove to have been correct. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000 (In Thousands) (Unaudited)


--------------------------------------------------------------------------------------------------------------------


                                                         Three Months Ended                 Nine Months Ended
                                                            September 30,                     September 30,
                                                       --------------------------        ---------------------------
                                                          2001            2000              2001             2000
                                                       ---------      -----------        ----------       ----------
                                                             (Unaudited)                       (Unaudited)

NET SALES
    Containers                                       $    50,937      $    54,783       $   156,284      $   166,966
    Services                                               9,471           13,670            33,725           44,120
                                                     -----------      -----------       -----------      -----------
    Total                                                 60,408           68,453           190,009          211,086

COST OF SALES                                             50,701           56,510           157,584          172,763
                                                     -----------      -----------       -----------      -----------

GROSS PROFIT                                               9,707           11,943            32,425           38,323

OPERATING EXPENSES:
    Delivery, selling, general & administrative           10,936           11,063            35,267           36,124
    Financial restructuring                                1,505                -             4,384                -
    Restructured operations                                    -                -            13,272                -
                                                     -----------      -----------       -----------      -----------
    Total expenses                                        12,441           11,063            52,923           36,124
                                                     -----------      -----------       -----------      -----------

(LOSS) INCOME FROM OPERATIONS                             (2,734)             880           (20,498)           2,199

INTEREST EXPENSE                                           6,221            5,908            18,370           17,188

OTHER (INCOME) EXPENSE - NET                                  (2)              73              (970)             196
                                                     ------------     -----------       ------------     -----------

LOSS BEFORE INCOME TAXES                                  (8,953)          (5,101)          (37,898)         (15,185)

INCOME TAX PROVISION (BENEFIT)                             2,320           (1,532)           22,487           (4,557)
                                                     -----------      ------------      -----------      ------------

NET LOSS                                             $   (11,273)     $    (3,569)      $   (60,385)     $   (10,628)
                                                     ============      ===========       ===========      ===========




EBITDA*                                              $     3,036      $     8,332       $      (663)     $    25,187

Adjusted EBITDA**                                    $     3,917      $     6,011       $    14,382      $    17,207





* "EBITDA" is defined as net income (loss), plus interest expense, income tax expense (benefit) and depreciation and amortization.

** "Adjusted EBITDA" is defined as EBITDA less Container Purchases, plus the add-back of non-recurring charges.